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                                                                   Exhibit 10(u)



                              RETENTION AGREEMENT
                              -------------------


AGREEMENT entered into effective as of November 1, 1997 between Lockheed Martin Corporation (the "Corporation") and [ ] (the "Executive").

Whereas the Corporation wishes to assure that it retains the continued services
of the Executive for the strategically important [    ] competition, the
Corporation and Executive agree as follows:

1.   RETENTION PERIOD

     This Agreement shall become effective as of November 1, 1997, and shall end on December 31, 2001. The period during which this Agreement is effective shall be known as the "Retention Period."

2.   NATURE OF EMPLOYMENT

     During the Retention Period the Executive agrees to continue to perform and discharge faithfully his duties as the []. The Executive agrees to devote his full attention to the business of the Corporation and shall not engage in any other business activity whether or not that business activity is pursued for gain, profit or other pecuniary advantage.

3.   RETENTION BONUS

     In addition to the compensation and benefits otherwise payable to the Executive, the Executive is eligible to receive a Retention Bonus in accordance with the following terms and conditions:

     a.   Completion of Retention period and [ ] Win.
          -------------------------------------------
          Subject to Section 3(d), if the Executive remains employed through the completion of the Retention Period and the Company wins the [ ] competition, the Executive will receive a lump-sum retention bonus equal to two times Base Salary and Average Bonus. The retention bonus shall be paid as soon as practicable following completion of the Retention Period.
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     b.   Completion of Retention Period and [ ] Loss.
          --------------------------------------------
          If the Executive remains employed through the completion of the Retention Period and the Corporation does not win the [ ] competition, he will receive a lump-sum retention bonus equal to the amount calculated in Section 3(a), reduced by one-third (1/3). The retention bonus shall be paid as soon as practicable following completion of the Retention Period.



     c.   Termination for Reasons other than Good Cause or Substantial and
          ----------------------------------------------------------------
          Serious Cause.  If the Executive dies, becomes disabled or resigns for
          --------------
          reasons other than Good Cause prior to completion of the Retention Period, he (or his estate, if applicable) will receive a lump-sum retention bonus equal to the amount calculated under Section 3(a), reduced by one-third (1/3) and further reduced on a pro-rata basis for each day by which the Executive's death disability or resignation date precedes December 31, 2001. The retention bonus shall be paid as soon as practicable following the Executive's death, disability or resignation.



     d.   Delay in [ ] Award.  If the [ ] award decision is delayed beyond
          ---------------------
          December 31, 2001, a retention bonus calculated under Section 3(b) shall be paid to the Executive as soon as practicable following completion of the Retention Period. If the Company wins the [ ] competition, an additional amount equal to the difference between the amount paid pursuant to the preceding sentence and the amount payable under Section 3(a) shall be paid as soon as practicable following the award decision. Notwithstanding the foregoing, the Compensation Committee of the Company's Board of Directors may, in its sole discretion, elect to pay such additional amount prior to the receipt of the award decision. Any such payment will be final and not subject to repayment to the Company by the Executive if the Company does not win the [ ] competition.
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     e.   Termination By Corporation For Substantial and Serious Cause.  If,
          ------------------------------------------------------------
          prior to the completion of the Retention Period, the Executive's employment is terminated by the Corporation for Substantial and Serious Cause, no retention bonus will be payable and no further obligation under this Agreement shall exist on the part of the Corporation (or its Affiliates) to the Executive.

     f.   Termination By Corporation For Other than Substantial and Serious
          -----------------------------------------------------------------
          Cause or Resignation by Executive For Good Cause. If, prior to the
          ------------------------------------------------
          completion of the Retention Period, the Executive's employment is terminated by the Corporation for any reason other than Substantial and Serious Cause or the Executive resigns for Good Cause, the Corporation shall pay to the Executive a retention bonus equal to the retention bonus payable under Section 3a as soon as practicable following the Executive's termination of employment. Additionally, the Corporation may unilaterally terminate this Agreement at any time, in which case the Corporation shall pay to the Executive a retention bonus equal to the retention bonus payable under Section 3a as soon as practicable following the termination of the Agreement.

     g.   Definitions.
          ------------

          For the purpose of this Section 3,

          AVERAGE BONUS shall mean the greater of (i) the average of the Executive's annual bonuses awarded (regardless of when paid) during the three year period ending on December 31, 2001(or the December 31 preceding or coinciding with his date of termination of employment prior to December 31, 2001) under the Lockheed Martin Corporation Management Incentive Compensation Plan ("MICP"), or (ii) the average of the Executive's annual MICP bonuses awarded (regardless of when paid) during the three year period ending on December 31, 1997.

          BASE SALARY shall be the greater of (i) Executive's
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          Base Salary on December 31, 2001 (or the day immediately preceding his termination of employment prior to such date) or (ii) his Base Salary on December 31, 1997.

          GOOD CAUSE shall mean any of the following, if undertaken without the consent of the Executive:

          Assignment of duties inconsistent with the position, duties, responsibilities and status of an executive of the Corporation;

          Reduction of reporting responsibilities, or titles from those previously held with the Corporation;

          Reduction in the amount of the Executive's salary from the salary previously paid to the Executive by the Corporation, or reduction in the Executive's bonus target from the bonus previously targeted for the Executive by the Corporation;

          Notwithstanding the foregoing, Good Cause shall not include termination by the Corporation for Substantial and Serious Cause or any act taken by the Corporation in furtherance of its obligations under the Administrative Agreement between the Corporation and the United States Air Force, entered into in June 1995.

          SUBSTANTIAL AND SERIOUS CAUSE shall mean the Executive's final conviction of a felony or Federal offense involving fraud, corruption, or moral turpitude; the Executive's engaging in willful fraud or defalcation involving material funds or other assets of the Corporation; or the debarment of the Executive or the Executive engaging in any other offense described in Administrative Agreement between the Corporation and the United States Air Force, entered into in June 1995.

          A WIN of the [ ] competition shall mean an award to the Corporation of any portion of the [ ] program.
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4.   DISCLOSURE OF INFORMATION AND INTELLECTUAL PROPERTY

     a. The Executive recognizes and acknowledges that the Corporation's proprietary developments, trade secrets, confidential technical and business data, and sensitive management, financial, business, planning, marketing information, and the like ("Proprietary Information"), are valuable, special and unique assets of the Corporation's business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement.
          The Executive shall not, during or after the Retention Period, in whole or in part, disclose such Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever; nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity except the Corporation under any circumstance; provided that after the Executive's employment terminates, the restrictions shall not apply to such Proprietary Information which are in the public domain so long as the Executive was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Corporation's consent.

     b. The Executive shall disclose promptly and fully to the Corporation all innovations, inventions, works of authorship prepared by him within the scope of his employment, and any other items of intellectual property ("Intellectual Property"), whether or not patentable, copyrightable or registrable, that have been conceived, made or authored by him solely or jointly with others during the period of his employment with the Corporation: (i) which relate to the business or investigations of the Corporation or its affiliates; (ii) which result from any work that the Executive may do for or on behalf of the Corporation; (iii) which result from any Proprietary Information that may have been made available to the Executive; or (iv) that are otherwise made through the use of the Corporation's time, facilities or materials. All such Intellectual Property shall be the sole and exclusive property of
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          the Corporation. The Executive hereby assigns all of his right, title and interest to such Intellectual Property to the Corporation.

5.   COVENANT NOT TO COMPETE

     For a period ending twelve months from and after the termination of the Executive's employment during the Retention Period, the Executive shall not engage in any business (whether as an officer, director owner, employee, partner or other direct or indirect participant) competing with that of the Corporation in any area in which the Corporation is conducting any business on the date of such termination of employment. For such period, the Executive shall also not interfere with, disrupt, or attempt to disrupt the relationship, contractual of otherwise, between the Corporation and any customer, supplier or employee of the Corporation.

     It is the desire and intent of the parties that the provisions of this shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 5 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

6.   NON-WAIVER OF OTHER RIGHTS OR REMEDIES

     No actions taken by the Corporation under the terms and conditions of this Agreement shall be deemed to be a waiver of any of its other rights or remedies available at law, in equity or otherwise.


7.   ASSUMPTION AND ASSIGNABILITY OF AGREEMENT

     The Executive may not delegate, subcontract or otherwise transfer or assign his rights or obligations under this Agreement. The rights and obligations of the Corporation
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     under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.

8.   AMENDMENT

     This Agreement may not be modified, changed or altered except in writing signed by both the Executive and the Corporation.

9.   MEDIATION

     The parties shall attempt in good faith to resolve any dispute (other than a dispute under 4 or 5) arising out of or relating to this Agreement promptly by negotiation. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position, and (ii) the name and title of the individual who will represent that party. Within thirty (30) days after delivery of the disputing party's notice, the representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. If the dispute has not been resolved by negotiation within sixty
     (60) days of the disputing party's notice, or if the parties fail to meet within thirty (30) days, the parties shall endeavor to settle the dispute by mediation under CPR Model Mediation Procedure for Business Disputes in effect on the date of this Agreement. The time periods contained in this paragraph may be extended by mutual consent.

10.  INJUNCTION

     If there is a breach or threatened breach of the provisions of Section 4 or 5, the Corporation shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the
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     Corporation from pursuing any other remedies for such breach or threatened breach. However, nothing herein should be construed as requiring the Corporation to mediate its claims under Section 9 above prior to seeking the injunction.

12.  GOVERNING LAW

     This Agreement shall be governed in all respects by and in accordance with the laws of the State of Maryland.

13.  SEPARABILITY

     The invalidity or unenforceability of any portion of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of November 1, 1997.

LOCKHEED MARTIN CORPORATION



By:
     ------------------------------      ----------------------------------
     Robert B. Corlett
     Vice President
     Human Resources

                        ADDENDUM TO RETENTION AGREEMENT
                        -------------------------------

     This Addendum is entered into effective as of November 1, 1997, by and between Lockheed Martin Corporation (the "Corporation") and [ ]. (the "Executive").

     Whereas the Corporation and the Executive are parties to a Retention Agreement dated as of November 1, 1997 (the "Agreement"); and

     Whereas the Corporation and the Executive wish to clarify the term of the Covenant Not to Compete set forth in Section 5 of the Agreement.

     NOW THEREFORE, the Corporation and the Executive agree that the first sentence of Section 5 of the Agreement is revised to read as follows:

     For a period ending upon the earlier of (i) the [ ] award decision or (ii) twelve months from and after the termination of the Executive's employment during the Retention Period, the Executive shall not engage in any business (whether as an officer, director owner, employee, partner or other direct or indirect participant) competing with that of the Corporation in any area in which the Corporation is conducting any business on the date of such termination of employment.


     IN WITNESS WHEREOF, the parties have executed this Addendum effective as of November 1, 1997.

LOCKHEED MARTIN CORPORATION



By:
     -----------------------------      ---------------------------------
     Robert B. Corlett
     Vice President
     Human Resources


Date: December ___, 1997                Date: December ___, 1997